UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): March 28, 2005

                               ATM FINANCIAL CORP.
             (Exact name of registrant as specified in its chapter)

           Nevada                  333-103647              98-0393197
(State or other jurisdiction      (Commission           (IRS Employer
            of incorporation)      File Number)          Identification No.)

                           3400-666 Burrard Street
                           Vancouver, British Columbia
                                 Canada V6C 2X8
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 639-3101

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 28, 2005, ATM Financial Corp. (the "Company") engaged Moore Stephens Ellis Foster, Chartered Accountants, of Vancouver, British Columbia ("MSEF"), as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Morgan & Company, Chartered Accountants, of Vancouver, British Columbia ("Morgan & Company"), that it was dismissed as the Company's independent accountants. The Company's Board of Directors approved the engagement of MSEF and the dismissal of Morgan & Company on March 28, 2005.

Morgan & Company's reports on the financial statements of the Company during the period from inception (December 18, 2002) to December 31, 2002, the Company's fiscal year ending December 31, 2003, and the subsequent interim period preceding the dismissal of Morgan & Company have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no disagreements during the period from inception (December 18, 2002) to December 31, 2002, or the Company's fiscal year ending December 31, 2003, or the subsequent interim period preceding the dismissal of Morgan & Company between the Company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Morgan & Company's satisfaction, would have caused Morgan & Company to make reference to the subject matter of such disagreements in connection with its reports.

In connection with the filing of this Form 8-K, Morgan & Company was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Morgan & Company agrees with the above statements. A copy of Morgan & Company's letter to the SEC is attached as an exhibit hereto.

ITEM 9 - EXHIBITS

Exhibit No.   Document

16.1          Letter from Morgan & Company on change in certifying accountant


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005
                                        ATM Financial Corp.


                                        /s/ Arthur Davis
                                        Arthur Davis
                                        President